Board of Directors                                               August 22, 1997
First Union Corporation
Charlotte, North Carolina 28288

Gentlemen:

                  I am Executive Vice President, Secretary and General Counsel of First Union Corporation, a North Carolina corporation (the "Corporation"), and am rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") with respect to $2,000,000,000 aggregate initial offering price of the Corporation's (i) common stock, $3.33 1/3 par value per share, including rights attached thereto to purchase shares of Common stock or junior participating Class A Preferred Stock pursuant to the Corporation's Shareholder Protection Rights Agreement (collectively, the "Common Stock"), (ii) preferred stock, no par value per share ("Preferred Stock"), (iii) Class A Preferred Stock, no par value per share ("Class A Preferred Stock"), (iv) depositary shares representing Preferred Stock or Class A Preferred Stock ("Depositary Shares"), (v) debt securities (the "Debt Securities") and (vi) warrants to purchase Common Stock, Preferred Stock, Class A Preferred Stock, Debt Securities or Depositary Shares (the "Warrants"), which may be issued from time to time pursuant to Rule 415 under the Act. The Common Stock, Preferred Stock, Class A Preferred Stock, Depositary Shares, Debt Securities and Warrants are hereinafter referred to collectively as the "Securities".

                  The Debt Securities may be issued pursuant to an Indenture dated as of April 1, 1983, as amended, between the Corporation and The Chase Manhattan Bank, as Trustee, and/or an Indenture dated as of March 15, 1986, as amended, between the Corporation and Harris Trust and Savings Bank, as Trustee.

                  Depositary Shares will be deposited under a Deposit Agreement between the Corporation and a bank or trust company as Depositary, and evidenced by Depositary Receipts.

                  Warrants will be issued either independently or together with other Securities and will be issued pursuant to a Warrant Agreement between the Corporation and a bank or trust company as Warrant Agent.

                  I have examined such documents, corporate records and other instruments as I have deemed necessary for the purposes of

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this opinion.  Based upon the foregoing, I am of the opinion as follows:

                  (1) The Corporation has been duly incorporated and is a validly existing corporation under the laws of the State of North Carolina.

                  (2) The Common Stock has been duly authorized and, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Corporation's articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

                  (3) The Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Act, appropriate articles of amendment to the Corporation's articles of incorporation relating to the Preferred Stock have been duly authorized and adopted and filed with the Secretary of State of the State of North Carolina, the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Corporation's articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

                  (4) The Class A Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Act, appropriate articles of amendment to the Corporation's articles of incorporation relating to the Class A Preferred Stock have been duly authorized and adopted and filed with the Secretary of State of the State of North Carolina, the terms of the Class A Preferred Stock and of their issuance and sale have been duly established in conformity with the Corporation's articles of incorporation so as not to violate any applicable law or result in a default under or breach of any

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agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Class A Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Class A Preferred Stock will be validly issued, fully paid and nonassessable.

                  (5) With respect to Depositary Shares, when the Registration Statement has become effective under the Act, the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered, the terms of the Depositary Shares and of their issuance have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the Preferred Stock or Class A Preferred Stock that is represented by the Depositary Shares has been duly authorized, validly issued and delivered to the Depositary, the Depositary Receipts evidencing the Depositary Shares have been executed, countersigned and issued against deposit of the Preferred Stock or Class A Preferred Stock, as the case may be, in accordance with the Deposit Agreement and the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Depositary Shares will be validly issued and the Depositary Receipts will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (6) With respect to the Debt Securities, when the Registration Statement has become effective under the Act, the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of the Corporation and have been duly established in conformity with the applicable Indenture, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Debt Securities have been duly executed and authenticated in accordance with such Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy,

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insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors's rights and to general equity principles.

                  (7) With respect to the Warrants, when the Registration Statement has become effective under the Act, the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  I note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

                  I am licensed to practice law only in the State of North Carolina and in rendering this opinion I am opining only as to the laws of the United States, the laws of the State of North Carolina and, based solely upon an opinion, dated the date hereof, of New York counsel, the laws of the State of New York. In rendering the foregoing opinion, with respect to all matters of New York law, my opinion is subject to the same assumptions,

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qualifications and limitations with respect to such matters as are contained in such opinion of New York counsel.

                  Also, I have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by me to be responsible, and I have assumed that the related Indentures have been duly authorized, executed and delivered by the respective Trustee thereunder, assumptions which I have not independently verified.

                  I hereby consent to the use of my name under the heading "Validity of Securities" in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit (5) thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                       Very truly yours,

                                                       /s/ Marion A. Cowell, Jr.


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